UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2012, we entered into an employment agreement with John Forney, CFA (Employment Agreement), under which we have appointed him to serve as our Chief Executive Officer (CEO, principal executive officer) and as a Director on our Board of Directors (Board) beginning on June 14, 2012.

Mr. Forney, age 50, has over 21 years of executive experience in a variety of industries, primarily financial services. From 2002 until we appointed him as CEO, Mr. Forney served in a number of different capacities at Raymond James, a financial services holding company. He most recently served as Managing Director in Raymond James' Public Finance Department, leading the firm's investment banking efforts in catastrophe insurance financing. During his tenure, he developed special expertise in the property insurance sector through his work with government-sponsored insurance entities in Florida, California, Louisiana, and Texas, as well as a major national insurance industry consortium. He is a frequent speaker at insurance industry conferences, and has testified on insurance industry issues for legislatures in Florida, Texas, New Jersey, New York, and California. Our Board selected Mr. Forney to serve on our Board based upon his 21-year background of executive experience, including a balanced mix of public finance investment banking and private sector executive leadership positions with a focus on the insurance market.

Mr. Forney holds a B.A. in Economics from Princeton University and an M.B.A. in finance from the Wharton School at the University of Pennsylvania, where he was the recipient of a Morgenthau Public Policy Fellowship. He also holds the Chartered Financial Analyst designation. He is a former infantry officer and graduate of the U.S Army's Ranger School, the military's most challenging course for combat leaders.

Per the Employment Agreement, Mr. Forney will serve an initial term of five years commencing on June 8, 2012, with one-year automatically renewing terms thereafter. We will pay Mr. Forney an annual base salary of $450,000 (we will prorate his 2012 salary from the date of hire), plus he is eligible for cash bonuses at the discretion of the Board. For calendar year 2012, we have guaranteed Mr. Forney a cash bonus of no less than $150,000. In addition to cash-based compensation, we have granted Mr. Forney a number of shares of our common stock with a dollar amount equal to $500,000, based upon our book value per share on March 31, 2012 (Equity Award). During Mr. Forney's initial term of employment, the Equity Award vests in equal 20% installments on each of the anniversary dates on which he remains our employee. We believe that all other terms and conditions of the Employment Agreement are typical of such agreements.

We have attached hereto as Exhibit 99.1 a copy of our press release announcing Mr. Forney’s appointment as CEO.

Effective June 14, 2012, Melvin Russell, our Executive Vice President and Secretary who has been serving as our principal executive officer during our search for a CEO, will cease serving as our principal executive officer. Mr. Russell will continue in his capacity as Executive Vice President and Secretary and will continue to serve as President of United Property & Casualty Insurance Company.

Item 9.01(d): Listing of Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ John F. Rohloff
Name:     John F. Rohloff
Title:     Interim Chief Financial Officer
(principal financial officer)

Date: June 12, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between United Insurance Holdings Corp. and Mr. John Forney, dated June 8, 2012.
10.2	First Amendment to Employment Agreement between United Insurance Holdings Corp. and Mr. John Forney, dated June 12, 2012
99.1	Press release dated June 12, 2012, announcing the hiring of John Forney as CEO of United Insurance Holdings Corp.